UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020
______________________________________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street, Euless, Texas 76039
(Address of principal executive offices, including Zip code)

(817)835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001	USCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Effective as of April 3, 2020 (the “Effective Date”), the Executive Severance Agreement (the “Severance Agreement”), dated as of August 22, 2011, by and between U.S. Concrete, Inc. (the “Company”) and William J. Sandbrook will terminate. Mr. Sandbrook is not entitled to any severance payments or benefits under the Severance Agreement in connection with his retirement, which is described below under Item 5.02.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer

On February 13, 2020, the Company announced the retirement of William J. Sandbrook as the Chief Executive Officer of the Company, effective as of the Effective Date. Mr. Sandbrook will serve as Chairman of the Board through the Company’s annual meeting of stockholders in May 2020 (the “2020 Annual Meeting”). Mr. Sandbrook will stand for reelection to the Company’s board of directors (the “Board”) at the 2020 Annual Meeting. In order to ensure an orderly transition of his duties as Chief Executive Officer, Mr. Sandbrook entered into an Executive Transition Agreement with the Company, dated February 13, 2020 and effective as of the Effective Date (the “Executive Transition Agreement”), as further described below.

Appointment of Chief Executive Officer

On February 13, 2020, the Company also announced that Ronnie Pruitt would succeed Mr. Sandbrook as Chief Executive Officer on the Effective Date. Mr. Pruitt, age 48, joined the Company in October 2015 as its Senior Vice President and Chief Operating Officer (“COO”) and has served as its President and COO since April 15, 2019. From July 2014 to October 2015, Mr. Pruitt served as Vice President of Cement Sales of Martin Marietta Materials, Inc. (“Martin Marietta”), and from January 1995 to July 2014 was with Texas Industries, Inc. (“TXI”) in various positions, most recently as Vice President of Cement Operations of TXI, which was acquired by Martin Marietta in 2014. Mr. Pruitt received his Bachelor of Arts degree from the University of Texas at Arlington.

Mr. Sandbrook’s Executive Transition Agreement

In connection with his retirement, Mr. Sandbrook entered into the Executive Transition Agreement. The Executive Transition Agreement becomes effective on the Effective Date and replaces the Severance Agreement, which terminates on the Effective Date.

Pursuant to the Executive Transition Agreement, for a period of up to two years (the “Transition Period”), Mr. Sandbrook will serve as a consultant to the Company. As compensation for his services during the Transition Period, Mr. Sandbrook will receive (i) an annual fee of $450,000 in cash (the “Annual Fee”), (ii) medical and dental benefits paid by the Company for a period of 30 months, and (iii) a one-time, lump sum payment equal to 30 days of Mr. Sandbrook’s accrued and unused vacation benefits, less applicable taxes and withholdings. Mr. Sandbrook will also be entitled to relocation expenses of up to $25,000.

Pursuant to the Executive Transition Agreement, Mr. Sandbrook’s time-based stock incentive awards will accelerate and vest as of the Effective Date. Mr. Sandbrook’s performance-based stock incentive awards granted on March 1, 2017 and 2018 shall be forfeited as of the Effective Date, and his performance-based stock incentive awards granted on March 1, 2019 shall remain outstanding.

If Mr. Sandbrook terminates his consulting services or is terminated by the Company for Cause (as defined in the Executive Transition Agreement), he will not be entitled to any compensation, except for any compensation vested and payable to him as of the date of such termination (the “Accrued Benefits”). If Mr. Sandbrook is terminated by the Company without Cause (as defined in the Executive Transition Agreement), he will be entitled to (i) the Accrued Benefits, (ii) a lump-sum amount equal to the remaining portion of the Annual Fee that would have otherwise been paid to Mr. Sandbrook through April 3, 2022 and (iii) the continuation of his health and welfare benefits under the Executive Transition Agreement.

Additionally, in the event of a Change in Control (as defined in the Executive Transition Agreement) during the Transition Period, Mr. Sandbrook shall be entitled to (i) a lump sum payment up to an amount equal to the pro-rata portions of both the Annual Fee and the Board’s annual Total Cash Compensation (as defined in the Executive Transition Agreement), plus an additional amount equal to the Annual Fee and the Board’s annual Total Cash Compensation, (ii) the continuation of his health and welfare benefits under the Executive Transition Agreement and (iii) accelerated vesting of any unvested, outstanding stock awards.

Pursuant to the Executive Transition Agreement, Mr. Sandbrook agreed to waive any and all claims he may have against the Company and not to compete with the Company during the term of the agreement. The Executive Transition Agreement also contains customary non-solicitation and non-interference provisions that apply for the duration of the agreement and an indefinite non-disparagement provision.

The foregoing description is qualified in its entirety by reference to the Executive Transition Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Executive Transition Agreement, dated February 13, 2020, between U.S. Concrete, Inc. and William J. Sandbrook.
99.1	Press Release of U.S. Concrete, Inc. dated February 13, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date:	February 13, 2020	By:	/s/ Gibson T. Dawson
Gibson T. Dawson
Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)